As filed with the Securities and Exchange Commission on May 15, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eastman Chemical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction incorporation organization)	62-1539359 (I.R.S. Employer Identification Number)

200 South Wilcox Drive
Kingsport, Tennessee 37662
(423) 229-2000
(Address, including zip code, and telephone number, including area code, registrant’s principal executive officers)

Theresa K. Lee
Senior Vice President, Chief Legal Officer
and Corporate Secretary
Eastman Chemical Company
200 South Wilcox Drive
Kingsport, Tennessee 37662
(423) 229-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark L. Hanson, Esq.
Jones Day
1420 Peachtree Street N.E.
Suite 800
Atlanta, Georgia 30309-3053
(404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Amount of registration
securities to be Registered	Registered	fee
Common stock, par value $0.01 per share	(1)	(3)
Preferred stock, par value $0.01 per share	(1)	(3)
Depositary shares (2)	(1)	(3)
Warrants	(1)	(3)
Stock purchase contracts	(1)	(3)
Stock purchase units	(1)	(3)
Debt securities	(1)	(3)
Units	(1)	(3)
Total	(1)	(3)

(1)	There are being registered under this Registration Statement an indeterminate number of shares of common stock and preferred stock, number of depositary shares, warrants, stock purchase contracts and stock purchase units, and principal amount of debt securities, of the registrant. The securities being registered hereunder are to be issued from time to time and at indeterminate prices. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. Any offering of securities denominated in any foreign currency or currency unit or compound currency will be treated as the equivalent in U.S. dollars. Also includes (i) such indeterminate number of shares of common stock or preferred stock, such number of depositary shares or warrants and such principal amount of debt securities as may from time to time be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder, for which no separate consideration will be payable, and (ii) such securities registered hereby as may be purchased by underwriters to cover over-allotments, if any.

(2)	To be represented by depositary receipts and representing an interest in all or a specified portion of a share of preferred stock.

(3)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee and will pay such fee on a pay-as-you-go basis.

PROSPECTUS
Eastman Chemical Company
Common Stock, Preferred Stock, Depositary Shares,
Warrants, Stock Purchase Contracts, Stock Purchase Units,
Debt Securities and Units

     From time to time we may offer common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units, debt securities or units consisting of a combination of any of these securities. The debt securities that we may offer may consist of debentures, notes and/or other unsecured evidences of indebtedness in one or more series. The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will set forth the terms of that offering of securities. You should read this prospectus and the applicable prospectus supplement before deciding whether to invest in our securities.
     Our common stock is traded on the New York Stock Exchange under the symbol “EMN.” On May 14, 2009, the closing price of our common stock on the NYSE was $39.08 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     Investing in our securities involves risks. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements and Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008, which is incorporated herein by reference.

The date of this prospectus is May 15, 2009.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a shelf registration process. This prospectus provides you with a general description of various securities we may offer and sell from time to time.
     The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities, including a description of the risks relating to that offering if those items are not described in this prospectus, will accompany this prospectus. The terms described in a prospectus supplement will include:
•	in the case of common stock, the offering price and number of shares;

•	in the case of preferred stock, with respect to the relevant class or series, the offering price, title, maximum number of shares, rate, if any (which may be fixed or variable), time of payment, and relative priority of any dividends, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any voting rights, any restrictions on further issuances, any listing on a securities exchange and any other terms of the preferred stock;

•	in the case of depositary shares, the offering price, the number of fractional shares of preferred stock represented thereby, the depositary, the terms of the preferred stock and any other terms of the depositary shares;

•	in the case of warrants, the offering price, designation and terms of the security purchasable upon exercise of the warrant (which may be a debt security or common or preferred stock), the exercise price, the amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, redemption provisions, if any, and any other terms of the warrants;

•	in the case of stock purchase contracts and stock purchase units, the offering price, the party who is obligated to purchase common stock or preferred stock (which may be Eastman), the purchase price (which may be fixed or determined by formula), the purchase dates, the security sold with the stock purchase unit and any other terms of the stock purchase contracts and stock purchase units;

•	in the case of debt securities, the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in composite currencies), maturity, rate, if any (which may be fixed or variable), whether the debt securities are offered pursuant to a medium term notes program, the time of payment of any interest, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering of such debt securities; and

•	in the case of units, the offering price, the type and amount of securities sold as part of the unit, the terms of such securities and any other terms in connection with the offering of such units.
     A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with additional information under the heading “Available Information,” before deciding whether to invest in any of the securities offered.
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

     We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.
     Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
     The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.
     References in this prospectus to the terms “we,” “us” or “Eastman” or other similar terms mean Eastman Chemical Company, including our subsidiaries, unless we state otherwise or the context indicates otherwise.
FORWARD-LOOKING STATEMENTS
     A number of the statements made or incorporated by reference in this prospectus are “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-Looking Statements are all statements, other than statements of historical fact, that may be made by us from time to time. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions or expressions of the negative of these terms. Forward-Looking Statements may relate to, among other things, such matters as planned and expected capacity increases and utilization; anticipated capital spending; expected depreciation and amortization; environmental matters; legal proceedings; exposure to, and effects of hedging of, raw material and energy costs and foreign currencies; global and regional economic, political, and business conditions; competition; growth opportunities; supply and demand, volume, price, cost, margin and sales; earnings, cash flow, dividends and other expected financial results and conditions; expectations, strategies, and plans for individual products, businesses, and segments as well as for the whole of Eastman; cash requirements and sources of liquidity and uses of available cash; financing plans and activities; pension expenses and funding; credit ratings; anticipated restructuring, divestiture, and consolidation activities; cost reduction and control efforts and targets; integration of any acquired businesses; strategic initiatives and development, production, commercialization and acceptance of new products, services and technologies and related costs; asset, business and product portfolio changes; and expected tax rates and net interests costs.
     Forward-Looking Statements are based upon certain underlying assumptions as of the date such statements were made. Such assumptions are in turn based upon internal estimates and analyses of market conditions and trends, management plans and strategies, economic conditions and other factors deemed relevant and appropriate at the applicable time. Forward-Looking Statements and the assumptions underlying them are necessarily subject to risks and uncertainties inherent in projecting future conditions and results. Actual results could differ materially from expectations expressed in the Forward-Looking Statements if one or more of the underlying assumptions and expectations proves to be inaccurate or is unrealized. Certain important factors, risks, and uncertainties that could cause actual results to differ materially from those in the Forward-Looking Statements are included with such Forward-Looking Statements and under “Forward-Looking Statements and Risk Factors” in our periodic reports filed with the SEC and incorporated by reference into this prospectus.
     Unless required by law, we undertake no obligation to publicly update or revise any Forward-Looking Statements to reflect events or developments after the date of this prospectus.
THE COMPANY
     Eastman Chemical Company (“Eastman” or the “Company”) is a global chemical company which manufactures and sells a broad portfolio of chemicals, plastics, and fibers. Eastman began business in 1920 for the purpose of producing chemicals for Eastman Kodak Company’s photographic business and became a public company, incorporated in Delaware, as of December 31, 1993. Eastman has eleven manufacturing sites in seven countries that supply chemicals, plastics, and fibers products to customers throughout the world. The Company’s headquarters and largest manufacturing site are located in Kingsport, Tennessee.
     The Company’s products and operations are managed and reported in five operating segments: the Coatings, Adhesives, Specialty Polymers, and Inks (“CASPI”) segment, the Fibers segment, the Performance Chemicals and Intermediates (“PCI”) segment, the Performance Polymers segment and the Specialty Plastics (“SP”) segment.
     Our principal executive offices are located at 200 South Wilcox Drive, Kingsport, Tennessee 37662, and our phone number at that address is (423) 229-2000. We maintain a website at www.eastman.com; however, the information on our website is not incorporated by reference into this prospectus.
RATIOS OF EARNINGS TO FIXED CHARGES
     The following table sets forth our consolidated ratios of earnings to fixed charges for the indicated periods:

	For the Three
	Months
	Ended
	March 31,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	0.8x (1)	4.5x	4.5x	5.5x	6.5x	1.3x
For purposes of computing these ratios, earnings represents income from continuing operations before income taxes and cumulative effect of change in accounting principle plus interest expense, one-third of rent expense (which approximates the interest component of rental expense), and amortization of capitalized interest. Fixed charges consist of interest expense, the interest component of rental expense, and capitalized interest. We have not had any shares of preferred stock outstanding during any of these periods, and have not paid any preferred dividends. Therefore, our ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios above.

(1)	For the three months ended March 31, 2009, the coverage ratio was less than 1.0x. To achieve a coverage ratio of 1.0x, additional pre-tax earnings of $6.0 million would have been required.
USE OF PROCEEDS
     Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include additions to working capital, refinancing existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.
DESCRIPTION OF CAPITAL STOCK
     The following description of our capital stock is a summary. You should refer to our certificate of incorporation and our bylaws for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock
     We are authorized to issue up to 400,000,000 shares of capital stock, of which 50,000,000 may be shares of preferred stock, par value $.01 per share, and 350,000,000 may be shares of common stock, par value $.01 per share. As of March 31, 2009, 72,644,214 shares of common stock were issued and outstanding. As of the date hereof, no class or series or preferred stock has been established, and no shares of preferred stock have been issued or are outstanding.
Common Stock
     Holders of common stock are entitled to one vote for each share on all matters voted on by stockholders. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of common stock do not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.
     Holders of common stock do not have any subscription, redemption or conversion privileges. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of common stock are entitled to participate ratably in dividends on the common stock as declared by the Board of Directors. Holders of common stock are entitled to share ratably in all assets available for distribution to stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock.
Preferred Stock
     Subject to limitations prescribed by law, the Board of Directors is authorized to determine the rights, preferences, limitations and other terms of any class or series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of the New York Stock Exchange or other organizations on whose systems our stock may then be quoted or listed. Depending upon the terms of preferred stock established by the Board of Directors, any or all classes or series of preferred stock may have preference over the common stock with respect to dividends and other distributions and upon our liquidation. Issuance of any such shares with voting powers would dilute the voting power of the outstanding common stock. Except as otherwise provided in an applicable prospectus supplement, holders of preferred stock will not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.
     A prospectus supplement relating to a certain class or series of preferred stock will describe the material terms of that class or series of preferred stock including, without limitation:
•	the designation of such class or series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that class or series, the conditions and dates upon which those dividends will be payable, and whether those dividends will be cumulative or noncumulative;

•	the relative ranking and preferences of that class or series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any listing of that class or series on any securities exchange; and

•	any other terms of that class or series.

Certain Provisions Affecting Control of the Company
     General
     Certain provisions of our certificate of incorporation, our bylaws and Delaware statutory law described in this section may delay or make more difficult acquisitions or changes of control of Eastman not approved by our Board of Directors. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of Eastman, although these kinds of proposals, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of the Board of Directors.
     Number of Directors; Removal; Vacancies
     Our certificate of incorporation and bylaws provide that the number of directors will be determined from time to time exclusively by a vote of a majority of our Board of Directors then in office. The certificate of incorporation also provides that the Board of Directors has the exclusive right to fill vacancies, including vacancies created by expansion of the Board of Directors. The certificate of incorporation further provides that directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of our capital stock then entitled to vote in the election of directors. This provision, in conjunction with the provision authorizing the Board of Directors to fill vacant directorships, could prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.
     Classified Board of Directors
     Our certificate of incorporation provides for our Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one third of our directors are elected each year. This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board of Directors until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. It could also have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Eastman, which increases the likelihood that incumbent directors will retain their positions.
     No Stockholder Action by Written Consent; Special Meetings
     Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The certificate of incorporation also provides that special meetings of the stockholders can only be called pursuant to a resolution approved by a majority of our Board of Directors then in office. Stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting of stockholders. These provisions could delay a stockholder vote on certain matters, such as business combinations and removal of directors, and could have the effect of discouraging a potential acquiror from making a tender offer.
     Advance Notice for Raising Business or Making Nominations at Meetings
     Our bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in the bylaws, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, our Board of Directors, or by a stockholder who has given to the Corporate Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The presiding officer at a stockholders meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Corporate Secretary prior to a meeting at which directors are to be elected will be eligible for election as our directors.
     These provisions could make it more difficult for stockholders to raise matters affecting control of Eastman, including tender offers, business combinations or the election or removal of directors, for a stockholder vote.

     Amendments to Bylaws
     Amendments to our bylaws must be approved by 80% of the voting power of all shares of our capital stock then entitled to vote. In addition, our bylaws provide that any amendment by stockholders to the section of the bylaws establishing the rights of stockholders and the Board of Directors to amend the bylaws require the approval of 80% of the voting power of all shares of our capital stock then entitled to vote. These provisions could make it difficult for stockholders to amend or repeal any provisions of the bylaws adopted by our Board of Directors or to adopt any bylaws provisions opposed by the Board of Directors.
     Amendment of the Certificate of Incorporation
     Any proposal to amend, alter or repeal any provision of our certificate of incorporation requires approval by the affirmative vote of both a majority of the members of our Board of Directors then in office and a majority vote of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors. This provision could make it difficult for stockholders to adopt, amend or repeal any provision of the certificate of incorporation, including a provision affecting control of Eastman.
     Preferred Stock and Additional Common Stock
     Under our certificate of incorporation, our Board of Directors has the authority to provide by board resolution for the issuance of shares of one or more classes or series of preferred stock. Our Board of Directors is authorized to fix by resolution the terms and conditions of each such other class or series. The authorized shares of our preferred stock, as well as authorized but unissued shares of our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which any class or series of our stock may then be listed.
     These provisions give our Board of Directors the power to approve the issuance of a class or series of our preferred stock, or additional shares of our common stock, that could, depending on the terms of the stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations; alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.
     Constituency or Stakeholder Provision
     In determining what is in our best interests and the best interests of our stockholders, our certificate of incorporation authorizes the Board of Directors in its discretion to consider, in addition to the long-term and short-term interests of the stockholders, the social and economic effects of the matter being considered on employees, customers, creditors and communities in which we operate. Further, in evaluating a potential business combination, the Board of Directors may also consider such matters as the business and financial condition of the acquiror, the competence and integrity of the acquiror’s management, and prospects for successful conclusion of the business combination being considered.
     This provision gives our Board of Directors the authority to take into account factors other than the financial interests of the stockholders and could result in the rejection of a business combination or tender offer even if proposed at a price exceeding market value.
     Delaware Business Combination Statute
     Section 203 of the Delaware General Corporation Law provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any business combination with the corporation for a three-year period following the time that stockholder becomes an “interested stockholder” unless:
•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an “interested stockholder”;

•	upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•	on or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”
     Except as otherwise specified in Section 203, an “interested stockholder” is defined to include (i) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant time and (ii) the affiliates and associates of any such person.
     Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our certificate of incorporation does not exclude us from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer Agent and Registrar
     American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.
DESCRIPTION OF DEBT SECURITIES
     Any debt securities offered by this prospectus are to be issued under an indenture, dated as of January 10, 1994, between Eastman Chemical Company and The Bank of New York Mellon, as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. You may also request a copy of the indenture from the trustee.
     References in this section of the prospectus to the terms “we,” “us” or “Eastman” or other similar terms mean Eastman Chemical Company only, excluding our subsidiaries.
     Certain provisions of the indenture have been summarized below. These summaries are not complete and are subject, and qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms. Investors should read the indenture, because it defines your rights as a holder of debt securities.
     The following sets forth certain general terms and provisions of any debt securities offered by this prospectus. The particular terms of debt securities will be described in the prospectus supplement relating to those offered debt securities.
General
     The indenture provides that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine. All debt securities issued under the indenture will be unsecured senior obligations of Eastman and will rank on a parity with all our other unsecured and unsubordinated indebtedness.
     The prospectus supplement relating to any offered debt securities will describe the following terms:
•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the person to whom any interest on the offered debt securities will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of and premium, if any, on the offered debt securities is payable or the method of determination of such date;

•	the rate or rates at which the offered debt securities will bear interest, if any, the date or dates from which any such interest will accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date for interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest on the offered debt securities will be payable;

•	whether the debt securities will be offered pursuant to a medium term notes program;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which and the other terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the other terms and conditions upon which the offered debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	whether the debt securities will be convertible into or exchangeable for shares of common stock or other securities, and if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	the denominations in which the offered debt securities will be issuable;

•	the currency, currencies or currency units in which payment of the principal of and any premium and interest on any offered debt securities will be payable if other than the currency of the United States of America;

•	if the amount of payments of principal of or any premium or interest on any offered debt securities may be determined with reference to an index, formula or other method, the index, formula or other method by which such amounts will be determined;

•	if the principal of or any premium or interest on any offered debt securities is to be payable, at our election or a holder’s, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the offered debt securities as to which such election is made will be payable, and the periods within which and the other terms and conditions upon which such election is to be made;

•	if other than the principal amount of the offered debt securities, the portion of the principal amount of the offered debt securities that will be payable upon declaration of acceleration of the maturity of such securities or the method by which such portion may be determined;

•	the applicability of the provisions described under “— Defeasance and Covenant Defeasance;”

•	if the offered debt securities will be issuable only in the form of a global security as described under “—Book-Entry System,” the depositary or its nominee with respect to the offered debt securities if other than The Depository Trust Company, and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depositary or its nominee; and

•	any other terms of the offered debt securities.
     The debt securities may be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.
Form, Exchange and Transfer
     The debt securities of each series will be issued in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. At the option of the holder, subject to the terms of the indenture, debt securities of any series will be exchangeable for other debt securities of such series of any authorized denomination and of a like tenor and aggregate principal amount. Subject to the terms of the indenture and the limits applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
     If the debt securities of any series are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any debt security of such series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange the debt security selected for redemption, in whole or in part, except the unredeemed portion of the debt security being redeemed in part.
Notices
     Notices to holders will be given by mail to the addresses of such holders as they may appear in the security register.
Title
     We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered as the absolute owner of such security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.
Governing Law
     The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.
Book-Entry System
     We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.
     The Depository Trust Company, or DTC, will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
     The following information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.
     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from countries that DTC’s participants, referred to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as indirect participants. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.
     Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, or the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
     To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
     Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).
     Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC (or its nominee), our agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a debt security; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the beneficial owners of interests in a debt security.
     DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained, certificates for the debt certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the debt securities will be printed and delivered.
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.
     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in the city of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
     All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us at our request, and the holder thereafter may look only to us for payment of any principal, premium or interest.
Covenants
     The indenture contains, among others, the following covenants:
     Maintenance of Properties
     We will cause all properties material to the conduct of our business or the business of any Subsidiary (as defined below) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection with the Subsidiary may be properly and advantageously conducted at all times. However, this covenant will not prohibit us from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the debt securities.
     Restrictions on Secured Debt
     If we or any Restricted Subsidiary (as defined below) shall incur or guarantee any Debt (as defined) secured by a Mortgage (as defined) on any Principal Property (as defined below) or on any shares of stock or Debt of any Restricted Subsidiary, we will secure the debt securities equally and ratably with (or prior to) such secured Debt, unless after giving effect thereto, the aggregate amount of all such Debt so secured, together with all Attributable Debt (as defined below) in respect of sale and leaseback transactions involving Principal Properties (see “— Restrictions on Sales and Leasebacks” below), would not exceed 10% of our Consolidated Net Tangible Assets and those of our consolidated Subsidiaries. This restriction will not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by:
•	Mortgages on property, shares of stock or Debt existing on the date of the indenture;

•	Mortgages securing only debt securities issued under the indenture;

•	Mortgages on property of, or on any shares of stock or Debt of, any person, which Mortgages are existing at the time (i) such person became a Restricted Subsidiary, (ii) such person is merged into or consolidated with us or any Subsidiary or (iii) another Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary), which Mortgage was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Mortgages in favor of us or a Subsidiary;

•	Mortgages in favor of governmental bodies to secure progress or advance payments;

•	Mortgages of property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

•	certain purchase money Mortgages and Mortgages to secure the construction cost of property; and

•	any extension, renewal or replacement of any Mortgage referred to in the foregoing bullet points.

     Restrictions on Sales and Leasebacks
     Neither we nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, completion of construction and commencement of full operation of which has occurred more than 180 days prior to the transaction, unless:
•	we or such Restricted Subsidiary could create Debt secured by a Mortgage on such property as provided for above under “— Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities of each series issued under the indenture; or

•	the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement exceeds the fair market value of such Principal Property and we, within 180 days, apply to the retirement of our Funded Debt (as defined) an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased (subject to credits for certain voluntary retirements of Funded Debt).
     This restriction will not apply to any sale and leaseback transaction (a) between us and a Restricted Subsidiary or between Restricted Subsidiaries or (b) involving the taking back of a lease for a period, including renewals, of less than three years.
     Restrictions on Subsidiary Debt
     We may not permit any Restricted Subsidiary to incur or assume any Debt except:
•	Debt that is or could be secured by a Mortgage permitted pursuant to the restrictions described above under “— Restrictions on Secured Debt”;

•	Debt that is outstanding on the date of the indenture;

•	Debt that is issued to and held by us or another Restricted Subsidiary;

•	Debt incurred by a Person prior to the time (i) such person became a Restricted Subsidiary, (ii) such person is merged into or consolidated with us or any Subsidiary or (iii) another Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary), which Debt was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Debt that is incurred in the ordinary course of business and that matures within one year; and

•	extensions, renewals or replacements of any of the foregoing.
     We may permit a Restricted Subsidiary to incur Debt as described in the second through last bullet points above only to the extent that the aggregate amount of all such Debt of all Restricted Subsidiaries does not exceed 10% of Consolidated Net Tangible Assets.
Consolidation, Merger and Certain Sales of Assets
     Without the consent of the holders of any outstanding debt securities, we may consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may permit any person to merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, us, provided that:
•	any successor person must be a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and must assume our obligations on the debt securities and under the indenture;

•	after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	certain other conditions are met.
Certain Definitions
     “Attributable Debt” means, as to any particular lease under which any person is at the time liable, at any date as of which the amount is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term of the lease, discounted from the respective due dates to such date at the weighted average rate per year borne by the debt securities compounded annually. The net amount of rent required to be paid under any such lease for any such period is the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
     “Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting from this amount (a) all current liabilities, except for (i) notes and loans payable, (ii) current maturities of long-term debt and (iii) current maturities of obligations under capital leases, and (b) goodwill and other intangibles.
     “Principal Property” means any single parcel of real estate, any manufacturing plant or warehouse owned or leased by us or any Subsidiary which is located within the United States and the gross book value (without reduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any manufacturing plant or warehouse or portion thereof (a) which is a pollution control or other facility financed by obligations issued by a state or local government unit, or (b) which, in the good faith opinion of our Board of Directors as evidenced by a resolution of the Board of Directors, is not of material importance to the total business conducted by us and our Subsidiaries as an entirety.
     “Restricted Subsidiary” means any wholly owned Subsidiary of ours substantially all of the assets of which are located in the United States (excluding territories or possessions) and which owns a Principal Property, except for a Subsidiary that is principally engaged in the business of financing, owning, buying, selling, leasing, dealing in or developing real property, or exporting goods or merchandise from or importing goods or merchandise into the United States.
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
Events of Default
     With respect to the debt securities of any series, each of the following is an Event of Default under the indenture:
•	failure to pay principal of or any premium on any debt security of the same series when due;

•	failure to pay any interest on any debt securities of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when and as due by the terms of any debt securities of that series;

•	failure to perform any other covenant in the indenture, continued for 90 days after written notice has been given by the trustee, or the holders of at least 10% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events in bankruptcy, insolvency or reorganization.
     If an Event of Default (other than an Event of Default described in the last bullet point above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice as provided in the indenture may declare the principal amount of the debt securities of such series to be due and payable immediately. If an Event of Default described in the last bullet point above with respect to the debt securities of such series at the time outstanding shall occur, the principal amount of all the debt securities of such series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “— Modification and Waiver”.
     Subject to the provisions of the indenture relating to the duties of the trustee if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.
     The indenture does not contain any provisions that would provide protection to holders of debt securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of Eastman.
     We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.
Modification and Waiver
     Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:
•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify such provisions with respect to modification and waiver.
     The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of such series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security affected.
     The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities of any series have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1302 of the indenture, which is described below in “— Defeasance and Covenant Defeasance”, will not be deemed to be outstanding.
     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee also will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities on the record date. To be effective, such action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.
Defeasance and Covenant Defeasance
     We may elect, at our option at any time, to have Section 1302 of the indenture, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the indenture, applied to any series of debt securities, or to any specified part of a series.
     Defeasance and Discharge
     The indenture provides that, upon our exercise of our option to have Section 1302 applied to any debt securities, we will be discharged from all our obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect of such debt securities in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

     Defeasance of Certain Covenants
     The indenture provides that, upon our exercise of our option to have Section 1303 applied to any debt securities, we will be released from our obligation to comply with certain restrictive covenants, including those described above under the caption “— Covenants” and certain of the conditions referred to in the last bullet point under the caption “— Consolidation, Merger and Certain Sales of Assets”, and the occurrence of certain Events of Default, which are described above in the third bullet point under the caption “— Events of Default”, will be deemed not to be or result in an Event of Default with respect to such debt securities. In order to exercise such option, we will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect of such debt securities in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.
DESCRIPTION OF OTHER SECURITIES
     We will set forth in an applicable prospectus supplement a description of the material terms of any depositary shares, warrants, stock purchase contracts or units that may be offered pursuant to this prospectus.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.
PLAN OF DISTRIBUTION
     We may sell the securities being offered by this prospectus through agents, underwriters and dealers, or through a combination of those means. Additionally, securities may be sold to other purchasers directly or through agents, or in another manner as described in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
     Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of any of the securities covered by this prospectus will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement. Agents may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and such agents or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for us in the ordinary course of business.
     If any underwriters are utilized in the sale, securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. We will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement. This prospectus supplement will be used by the underwriters to make resales of the securities covered by this prospectus to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and the underwriters or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.
     If dealers are utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to such dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and those dealers or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.
     We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
     In connection with the sale of any of these securities, underwriters, dealers or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of securities by them, may be deemed to be underwriting discounts and commissions under the Securities Act.
     Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
     Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
VALIDITY OF SECURITIES
     Except as may be set forth in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Jones Day, Atlanta, Georgia.
EXPERTS
     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     THIS PROSPECTUS INCORPORATES INFORMATION AND DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
     We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition:
(1)	Our Annual Report on Form 10-K (including the portions of our Proxy Statement for our 2009 Annual Meeting of Stockholders incorporated by reference therein) for the year ended December 31, 2008;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(3)	Our Current Report on Form 8-K filed with the SEC on May 13, 2009; and

(4)	The description of our capital stock in our Form 10/A, originally filed with the Securities and Exchange Commission on December 9, 1993 and subsequently amended.
     We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report or in a particular prospectus supplement.
     You may obtain copies of any of these filings from Eastman as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone. Any requests should be directed to: Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662, Attention: Investor Relations (telephone: (423) 229-2000).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

SEC registration fee	*
FINRA Fees	(1)
Legal fees and expenses	(1)
Fees and expenses of qualification under state securities laws (including legal fees)	(1)
Accounting fees and expenses	(1)
Printing fees	(1)
Rating agency fees	(1)
Trustee and transfer agent and registrar fees and expenses	(1)
Miscellaneous	(1)

(1)

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
     Limitation on Liability of Directors. Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the “DGCL”), Article VIII of the amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) of Eastman Chemical Company (the “Company”) eliminates the personal liability of the Company’s directors to the Company or its stockholders for monetary damages for breach of fiduciary duty. Directors remain liable for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (iv) any transaction from which directors derive an improper personal benefit.
     Article VIII further provides that any future repeal or amendment of its terms will not adversely affect any rights of directors existing thereunder with respect to acts or omissions occurring prior to such repeal or amendment. Article VIII also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.
     Indemnification and Insurance. In accordance with Section 145 of the DGCL, which allows and, in some cases, requires the indemnification of directors and officers under certain circumstances, Article VII of the Certificate of Incorporation and certain provisions of the Company’s the amended and restated bylaws, as amended (the “Bylaws”) grant the Company’s directors and officers a right to indemnification for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of the Company or (ii) by reason of the fact that, while they are or were directors or officers of the Company, they are or were serving at the request of the Company as directors, trustees, officers, employees or agents of another enterprise. Section VI of the Bylaws further provides that an advancement for any such expenses shall only be made upon delivery to the Company by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified under Article VII or otherwise.
     In addition, Article VII of the Certificate of Incorporation provides that directors and officers therein described shall be indemnified to the fullest extent not prohibited by Section 145 of the DGCL, or any successor provisions or amendments thereunder. In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Article VII allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be a director or officer of the corporation and to inure to the benefit of the indemnitee’s heirs, executors and administrators.
     If a claim for indemnification under Article VII of the Certificate of Incorporation is not paid in full by the Company or an advancement of expenses is not made by the Company within a prescribed period of time and a suit is filed in relation thereto, the Bylaws entitle the indemnitee to recover the expense of prosecuting or defending such suit, if the indemnitee is successful in whole or in part. The Bylaws also entitle the indemnitee to recover the expense of defending a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, if the indemnitee is successful in whole or in part. The Bylaws also entitle the Company to recover advanced expenses upon final adjudication that the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the DGCL. Under the Bylaws, the burden of proving that the indemnitee is not entitled to be indemnified lies with the Company.
     Article VII of the Certificate of Incorporation further provides that the right to indemnification is not exclusive of any other right which any indemnitee may have or thereafter acquire under any statute, the Certificate of Incorporation or Bylaws, any agreement or vote of stockholders or disinterested directors or otherwise, and permits, but does not require, the Company to indemnify and advance expenses to its agents and employees to the same (or any lesser or greater) extent as directors and officers. The Bylaws provide that the Company shall indemnify and advance expenses to employees to the same extent as to directors and officers.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     The Bylaws authorize the Company to purchase insurance for directors, officers, trustees, employees, or agents of the Company or another enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such persons against such expense or liability under the DGCL. The Company intends to maintain insurance coverage for its officers and directors as well as insurance coverage to reimburse the Company for potential costs of its corporate indemnification of directors and officers.
     In December 2003, the Company entered into Indemnification Agreements (the “Indemnification Agreements”) with each director and certain executive officers of the Company. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification for claims regarding (i) the act or failure to act in Indemnitee’s capacity as a director, officer, employee or agent of the Company (or any other entity as to which Indemnitee is serving in such capacity at the Company’s request); (ii) in respect of any transaction or other activity of the Company or such other entity; and (iii) Indemnitee’s status as a director, officer, employee or other representative of the Company or such other entity. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Certificate of Incorporation or Bylaws, or otherwise. In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

Item 16. Exhibits

Exhibit
Number

**1.1	Form of Underwriting Agreement with respect to Equity Securities

**1.2	Form of Underwriting Agreement with respect to Debt Securities

**1.3	Form of Underwriting Agreement with respect to Depositary Shares

**1.4	Form of Underwriting Agreement with respect to Warrants

**1.5	Form of Underwriting Agreement with respect to Stock Purchase Contracts and Stock Purchase Units

4.1	Form of Eastman Chemical Company common stock certificate as amended February 1, 2001 (incorporated herein by reference to Exhibit 4.01 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001)

4.2	Indenture, dated as of January 10, 1994, between Eastman Chemical Company and The Bank of New York, as Trustee (the “Indenture”) (incorporated herein by reference to Exhibit 4(a) to Eastman Chemical Company’s Current Report on Form 8-K dated January 10, 1994 (the “January 1994 8-K”))

4.3	Form of 7 1/4% Debentures due January 15, 2024 (incorporated herein by reference to Exhibit 4(d) to the January 1994 8-K)

4.4	Officers’ Certificate pursuant to Sections 201 and 301 of the Indenture (incorporated herein by reference to Exhibit 4(a) to Eastman Chemical Company’s Current Report on Form 8-K dated June 8, 1994 (the “June 1994 8-K”))

4.5	Form of 7 5/8% Debentures due June 15, 2024 (incorporated herein by reference to Exhibit 4(b) to the June 1994 8-K)

4.6	Form of 7.60% Debentures due February 1, 2027 (incorporated herein by reference to Exhibit 4.08 to Eastman Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 1996 (the “1996 10-K”))

4.7	Form of 7% Notes due April 15, 2012 (incorporated herein by reference to Exhibit 4.09 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002)

4.8	Officer’s Certificate pursuant to Sections 201 and 301 of the Indenture related to 7.60% Debentures due February 1, 2027 (incorporated herein by reference to Exhibit 4.09 to the 1996 10-K)

4.9	$200,000,000 Accounts Receivable Securitization agreement dated April 13, 1999 (amended April 11, 2000, July 14, 2005, July 9, 2008, and February 18, 2009), between the Company and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as agent. Pursuant to Item 601(b)(4)(iii) of Regulation S-K, in lieu of filing a copy of such agreement, the Company agrees to furnish a copy of such agreement to the Commission upon request

4.10	Amended and Restated Credit Agreement, dated as of April 3, 2006 (the “Credit Agreement”) among Eastman Chemical Company, the Lenders named therein, and Citigroup Global Markets , Inc. and J. P. Morgan Securities Inc., as joint lead arrangers (incorporated herein by reference to Exhibit 4.11 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006)

4.11	Letter Amendments dated November 16, 2007 and March 10, 2008, to the Credit Agreement (incorporated herein by reference to Exhibit 4.10 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008)

4.12	Form of 6.30% Notes due 2018 (incorporated herein by reference to Exhibit 4.14 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)

**4.13	Form of Warrant Agreement

**4.14	Form of Depositary Share Agreement

**4.15	Form of Stock Purchase Contract Agreement

*5	Opinion of Jones Day regarding validity

12	Computation of Ratios of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.01 to Eastman Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and to Exhibit 12.01 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009)

*23.1	Consent of Jones Day (included in Exhibit 5)

*23.2	Consent of PricewaterhouseCoopers LLP

*24	Powers of Attorney (included on the signature page)

*25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

*	Filed herewith

**	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
     (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes that:
          (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

          (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingsport, in the State of Tennessee, on the 15th day of May, 2009.

EASTMAN CHEMICAL COMPANY
By:	/s/ Curtis E. Espeland
	Name:	Curtis E. Espeland
	Title:	Senior Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Eastman Chemical Company, a Delaware corporation (the “Company”), hereby constitutes and appoints James P. Rogers, Curtis E. Espeland and Theresa K. Lee, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ J. Brian Ferguson	Executive Chairman of the Board	May 15, 2009
J. Brian Ferguson

/s/ James P. Rogers James P. Rogers	President and Chief Executive Officer and Director (principal executive officer)	May 15, 2009

/s/ Curtis E. Espeland Curtis E. Espeland	Senior Vice President and Chief Financial Officer (principal financial officer)	May 15, 2009

/s/ Scott V. King Scott V. King	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	May 15, 2009

/s/ Gary E. Anderson	Director	May 15, 2009
Gary E. Anderson

/s/ Michael P. Connors	Director	May 15, 2009
Michael P. Connors

/s/ Stephen R. Demeritt	Director	May 15, 2009
Stephen R. Demeritt

Signature	Title	Date

/s/ Robert M. Hernandez	Director	May 15, 2009
Robert M. Hernandez

/s/ Renée J. Hornbaker	Director	May 15, 2009
Renée J. Hornbaker

/s/ Lewis M. Kling	Director	May 15, 2009
Lewis M. Kling

/s/ Howard L. Lance	Director	May 15, 2009
Howard L. Lance

/s/ Thomas H. McLain	Director	May 15, 2009
Thomas H. McLain

/s/ David W. Raisbeck	Director	May 15, 2009
David W. Raisbeck

/s/ Peter M. Wood	Director	May 15, 2009
Peter M. Wood

EXHIBITS

Exhibit
Number

5	Opinion of Jones Day regarding validity
23.1	Consent of Jones Day (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Powers of Attorney (included on the signature page)
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939